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                                                                   EXHIBIT 99(l)



                     FEDERAL DEPOSIT INSURANCE CORPORATION
                             WASHINGTON, D.C. 20429


                                    FORM F-3


                                 CURRENT REPORT
                       UNDER SECTION 13 OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                           FOR THE MONTH OF MAY, 1995


                        --------------------------------


                                   METROBANK
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                  (EXACT NAME OF BANK AS SPECIFIED IN CHARTER)

            10900 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
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                         (ADDRESS OF PRINCIPAL OFFICE)

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Item 2 - Acquisition or Disposition of Assets

         Pursuant to the terms and conditions of that certain Stock Purchase Agreement (the "Agreement"), dated as of August 31, 1994, as amended, by and among Topdanmark Bank A/S ("Topdanmark"), Aktiv Bank Holding Company ("ABHC"), National Bank of Long Beach ("NBLB") and Metrobank, on April 1, 1995, Metrobank acquired all outstanding capital stock of NBLB from Topdanmark, NBLB's Danish parent bank. There is no material relationship between Topdanmark and Metrobank. Effective April 3, 1995, Metrobank merged NBLB with and into Metrobank with Metrobank being the surviving bank.

         The purchase price for the NBLB securities was $24,512,000 in cash calculated on the basis of the audited book value of NBLB as of December 31, 1994, as adjusted in accordance with the terms of the Agreement and adjusted for the payment by Topdanmark of the net purchase price for the assets described below.

         In addition, on and immediately following the closing of the acquisition of NBLB by Metrobank, Metrobank sold and Topdanmark purchased all of Metrobank's right, title and interest, as successor-by-merger to NBLB, in and to certain real property classified as "other real property owned" and certain loans (the "Loans") and Topdanmark sold and Metrobank purchased all of Topdanmark's right, title and interest in and to certain participation interests in certain of the Loans. The net purchase price payable by Topdanmark for these assets was $102,466.19 which amount was paid by a reduction in the purchase price paid by Metrobank for NBLB's outstanding securities.


Item 13 - Financial Statements and Exhibits

(a)  Financial Statements of National Bank of Long Beach

     (i) Audited Financial Statements for the years ended December 31, 1994, 1993 and 1992.




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(b)  Exhibits

     Exhibit No.                       Title
     -----------                       -----
     2.1                     Stock Purchase Agreement, dated as of August 31,
                             1994, by and between Topdanmark Bank A/S, Aktiv
                             Bank Holding Company, and National Bank of Long
                             Beach on the one hand and Metrobank, on the other
                             hand, as amended by that certain Amendment Letter
                             dated March 22, 1995 and that certain Closing
                             Agreement, dated as of March 31, 1995.

     2.2 Agreement of Merger, dated as of April 1, 1995, by and between Metrobank and National Bank of Long
                             Beach.

     2.3                     Agreement Regarding Conveyance of Real Property and
                             Loans, dated as of March 31, 1995, by and between Topdanmark Bank A/S and Metrobank.


                                  SIGNATURES

           Under the requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 9, 1995

                                           Metrobank, a California
                                           banking corporation

                                           By:  /s/ David P. Malone
                                              ---------------------------
                                                David P. Malone
                                                Executive Vice President
                                                and Chief Financial Officer



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